UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 21, 2018, SunPower Corporation (the “Company”) adopted and began implementing initiatives to reduce operating expenses and cost of goods sold overhead and focus on improving profitability in light of the known shorter-term impact of tariffs imposed on photovoltaic cells and modules pursuant to Section 201 of the Trade Act of 1974. In connection with the plan, which is expected to be completed by mid-2019, the Company expects between 150 and 250 non-manufacturing employees to be affected, representing approximately 3% of the Company’s global workforce, with a portion of those employees expected to exit the company as part of a voluntary departure program. The changes to the Company’s workforce will vary by country, based on local legal requirements and consultations with employee works councils and other employee representatives, as appropriate. The Company expects to incur restructuring charges totaling approximately $20 million to $30 million, consisting primarily of severance benefits (between $11 million and $16 million) and real estate lease termination and other associated costs (between $9 million and $14 million). A substantial portion of such charges are expected to be incurred in the first and second quarters of fiscal 2018, and the Company expects between $17 million and $25 million of the charges to be cash. The actual timing and costs of the plan may differ from the Company’s current expectations and estimates.

Forward-Looking Statements

The above information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s forecasts or projections of the extent or timing of cost savings, restructuring charges, and related actions. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) the timing and execution of cost reduction programs, restructuring plans, and employee departure programs; (2) employee management issues and negotiations with works councils and employee representatives; and (3) estimates and assumptions related to the cost of exiting employees, modifying or terminating lease and other real estate obligations, and other associated costs. A detailed discussion of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

February 22, 2018	By:	/s/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer